EXHIBIT 8.1


                     [LETTERHEAD OF DEWEY BALLANTINE]


                              August 21, 1997


The Board of Directors
The Walt Disney Company
500 South Buena Vista Street
Burbank, California  91521

                    Federal Income Tax Consequences of
                  The Walt Disney Company Investment Plan

Ladies and Gentlemen:

We have acted and will act as special tax counsel for The Walt Disney Company, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on August 22, 1997 (the "Registration Statement"). This opinion relates to the accuracy of the discussion of federal income tax consequences discussed in the Registration Statement.

For the purpose of rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including the Registration Statement. In our examination of documents, we have assumed, without any independent investigation or review thereof, that all documents submitted to us as photocopies or telecopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly authorized, executed and delivered to the extent required, that all signatures are genuine and that all statements set forth in such documents are accurate.

Based on our examination of the foregoing items, subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the information in the prospectus included in the Registration Statement regarding the federal income tax consequences of the Program (as defined in the Registration Statement), to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinion expressed herein is based upon our interpretation of the existing provisions of the Internal Revenue Code of 1986, as amended, and existing judicial decisions, administrative regulations and applicable administrative guidance (including private letter rulings) and revenue procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

     2. Our opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

       In the event any one of the statements, representations, or assumptions we have relied upon to render this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ DEWEY BALLANTINE